Table of Contents

INDEX TO EXHIBITS

Exhibit No.

Exhibit

99.1

Joint Filing Statement, dated February 3, 2010, between FU Lam Wu and Lucky Dragon Holdings Group Ltd.

Page 5 of 6 pages

EXHIBIT 99.1

JOINT FILING STATEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of a Statement on Schedule 13G (including any and all amendments thereto) with respect to Ordinary Shares of KongZhong Corporation, and further agree to the filing of this agreement as an Exhibit thereto. In addition, each party to this Agreement expressly authorizes each other party to this Agreement to file on its behalf any and all amendments to such Statement on Schedule 13G.

Dated: 3 February, 2010

FU, Lam Wu

By:

/s/ FU Lam Wu

_________________________________________________

Name:

FU Lam Wu

Title:

Sole shareholder,

Lucky Dragon Holdings Group Ltd.

Lucky Dragon Holdings Group Ltd.

By:

/s/ FU Lam Wu

_________________________________________________

Name:

FU Lam Wu

Title:

Director, Lucky Dragon Holdings Group Ltd.

Page 6 of 6 pages